EXHIBIT 99.2

Lexaria Announces Closing of $2 Million Registered Direct Offering of Common Stock

Kelowna, British Columbia – April 28, 2025 – Lexaria Bioscience Corp. (NASDAQ:LEXX)(NASDAQ:LEXXW) (the "Company" or "Lexaria"), a global innovator in drug delivery platforms, today announced the closing of its previously announced registered direct offering with a single institutional investor for the purchase and sale of 2,000,000 shares of common stock  (or pre-funded warrants in lieu thereof) at a purchase price of $1.00 per share (or per pre-funded warrant in lieu thereof)   Other than the pre-funded warrants, no other warrants were issued to the institutional investor in the registered direct offering.

“We are pleased to have raised funds in what is an extremely difficult market,” stated Richard Christopher, CEO of Lexaria. “Despite the related market challenges, we were able to successfully complete a transaction, during a particularly uncertain market period, which consciencely minimized the dilutive impact on our existing shareholders by avoiding the issuance of any new warrants in the deal, other than the pre-funded warrants."

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering were $2.0 million before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The securities described above were offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-284407) that was declared effective by the Securities and Exchange Commission (the “SEC”) on January 30, 2025. The offering of the securities in the registered direct offering was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering have been filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

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About Lexaria Bioscience Corp. & DehydraTECH

DehydraTECH™ is Lexaria’s patented drug delivery formulation and processing platform technology which improves the way a wide variety of drugs enter the bloodstream, always through oral delivery.  DehydraTECH has repeatedly evidenced the ability to increase bio-absorption, reduce side-effects, and deliver some drugs more effectively across the blood brain barrier. Lexaria operates a licensed in-house research laboratory and holds a robust intellectual property portfolio with 48 patents granted and additional patents pending worldwide. For more information, please visit www.lexariabioscience.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. Statements as such term is defined under applicable securities laws. These statements may be identified by words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions. Such forward-looking statements in this press release include, but are not limited to, statements by the Company relating to use of proceeds from the offering and relating to the Company’s ability to carry out research initiatives, receive regulatory approvals or grants or experience positive effects or results from any research or study. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that the Company will actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements.  As such, you should not place undue reliance on these forward-looking statements.  Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, market and other conditions, government regulation and regulatory approvals, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process, potential adverse effects arising from the testing or use of products utilizing the DehydraTECH technology, the Company’s ability to maintain existing collaborations and realize the benefits thereof, delays or cancellations of planned R&D that could occur related to pandemics or for other reasons, and other factors which may be identified from time to time in the Company's public announcements and periodic filings with the US Securities and Exchange Commission on EDGAR. The Company provides links to third-party websites only as a courtesy to readers and disclaims any responsibility for the thoroughness, accuracy or timeliness of information at third-party websites. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA).  Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease. Any forward-looking statements contained in this release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements or links to third-party websites contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

INVESTOR CONTACT:

George Jurcic - Head of Investor Relations

ir@lexariabioscience.com

Phone: 250-765-6424, ext 202

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